Exhibit 99.1

FOR IMMEDIATE RELEASE

PRESS RELEASE

Avidbank Holdings, Inc. Announces Financial Results for the First Quarter of 2026

SAN JOSE, CA (ACCESS Newswire) – April 27, 2026 – Avidbank Holdings, Inc. (NASDAQ: AVBH) (the “Company” or “Avidbank Holdings”), the holding company for Avidbank, a California state-chartered bank (the “Bank”), announced net income for the first quarter of 2026 of $9.0 million, or $0.84 per diluted share, compared to net income of $6.9 million, or $0.65 per diluted share, for the fourth quarter of 2025 and net income of $5.4 million, or $0.71 per diluted share, for the first quarter of 2025.

First Quarter 2026 Highlights

●	Return on average assets was 1.46% compared to 1.12% in the fourth quarter of 2025 and 0.96% in the first quarter of 2025.

●	Net interest margin expanded to 4.38% in the first quarter of 2026, compared to 4.13% in the fourth quarter of 2025 and 3.52% in the first quarter of 2025.

●	The efficiency ratio was 50.35% compared to 51.72% in the fourth quarter of 2025 and 62.57% in the first quarter of 2025.

●	Book value per share was $26.33 at March 31, 2026, an increase of $0.67 from December 31, 2025, and an increase of $1.48 from March 31, 2025.

●	Repurchased 25,000 shares of our common stock for $693 thousand and an average price of $27.69 per share as part of our share repurchase program.

●	Period-end loans, net of deferred fees, increased $24.4 million, or 5% annualized, from December 31, 2025 and $331.7 million, or 18%, from March 31, 2025.

●	Average deposits increased $15.2 million, or 3% annualized, from the fourth quarter of 2025 and $265.1 million, or 14%, from the first quarter of 2025. Period-end deposits increased $13.2 million, or 2% annualized, from December 31, 2025 and $269.8 million, or 14%, from March 31, 2025.

●	Non-performing assets to total assets decreased to 0.63% as of March 31, 2026 compared to 0.95% at December 31, 2025 and increased compared to 0.06% at March 31, 2025.

●	Net charge-offs to average loans totaled 0.52% in the first quarter of 2026 compared to 0.30% in the fourth quarter of 2025 due to the charge-off of two commercial and industrial loans.

Mark Mordell, Chairman and Chief Executive Officer stated, “We are pleased to see that the work we did in 2025 with our successful IPO and the restructuring of our balance sheet, along with the dedicated work of our employees, is being demonstrated by our improved profitability metrics.”

Mordell added, “We believe the strong profitability in the first quarter reflects the strength of our business model and the continued execution of our overall strategy. This is a direct result of the dedication and teamwork of our employees, whose commitment to serving our clients and managing the balance sheet thoughtfully continues to drive meaningful value for our shareholders.”

Mordell concluded, “During the quarter, overall asset quality improved with the resolution of three non-performing loans, including the charge-off of two commercial and industrial loans and the payoff of one construction loan. We remain focused on proactive credit management and remain confident in the credit quality of our overall loan portfolio.”

Results of Operations

Net interest income totaled $26.5 million for the first quarter of 2026, an increase of $1.5 million, or 24% annualized, from the fourth quarter of 2025, and an increase of $7.1 million, or 37%, from the first quarter of 2025. Net interest margin was 4.38% in the first quarter of 2026, an increase of 25 basis points compared to the fourth quarter of 2025, and an 86 basis point increase compared to the first quarter of 2025. The increase in net interest income compared to the prior quarter was primarily due to higher average loan balances and lower cost of deposits, while the increase compared to the first quarter of 2025 was driven by higher average loan balances and lower average short-term borrowings. The increase in net interest margin compared to the prior quarter was primarily driven by higher average loan balances and lower cost of deposits as well as improvement in interest income due to the receipt of a special FHLB dividend totaling $241 thousand and higher loan fees in the first quarter of 2026. The special FHLB dividend contributed 4 basis points to net interest margin. The increase in net interest margin compared to the first quarter of 2025 was primarily driven by lower cost of deposits and lower rates on short-term borrowings.

The yield on loans in the first quarter of 2026 was 6.68%, unchanged from the fourth quarter of 2025 and a decrease of 28 basis points from the first quarter of 2025. The decrease in loan yields from the prior year quarter was driven by reductions in the prime rate. The yield on securities increased in the first quarter of 2026 to 4.64% compared to 4.61% in the fourth quarter of 2025 and 2.40% in the first quarter of 2025 due to the balance sheet restructuring in 2025.

The yield on interest-earning assets increased 13 basis points during the first quarter of 2026 compared to the fourth quarter of 2025 and increased 16 basis points compared to the first quarter of 2025. The increase from the fourth quarter of 2025 was primarily driven by an increase in average loan balances and higher average balances of debt securities, partially offset by a decrease in interest-bearing deposits. The increase compared to the first quarter of 2025 was primarily due to higher average loan balances and higher yields on the average balances of our debt securities portfolio.

The cost of interest-bearing deposits in the first quarter of 2026 was 2.98%, a decrease of 20 basis points compared to the fourth quarter of 2025 and a decrease of 53 basis points compared to the first quarter of 2025. The cost of deposits in the first quarter of 2026 was 2.24%, a decrease of 15 basis points from the fourth quarter of 2025 and a decrease of 52 basis points from the first quarter of 2025, primarily driven by the reduction in the Prime rate. Overall funding costs declined 19 basis points from the fourth quarter of 2025 and 63 basis points compared to the first quarter of 2025.

Avidbank Holdings, Inc. First Quarter 2026 Financial Results Press Release

The provision for credit losses was $1.4 million in the first quarter of 2026, compared to $2.8 million in the fourth quarter of 2025 and $0 in the first quarter of 2025. The provision was lower in the first quarter of 2026 primarily due to lower loan growth compared to the fourth quarter of 2025 and higher compared to the first quarter of 2025 due to higher loan balances in the first quarter of 2026.

Non-interest income was $1.5 million in the first quarter of 2026 compared to $1.8 million in the fourth quarter of 2025 and $1.2 million in the first quarter of 2025. The first quarter of 2026 included decreases in warrant and success fee income and other investments income, partially offset by an increase of $109 thousand in foreign exchange income.

Non-interest expense totaled $14.1 million for the first quarter of 2026, compared to $13.9 million in the fourth quarter of 2025 and $12.8 million in the first quarter of 2025. The increase from the fourth quarter of 2025 and the first quarter of 2025 was primarily due to higher credit-related legal and professional fees. There were 154 full-time equivalent employees on March 31, 2026, compared to 151 on December 31, 2025, and 143 on March 31, 2025.

The effective tax rate for the first quarter of 2026 was 27.5% compared to 31.1% in the fourth quarter of 2025 and 29.2% in the first quarter of 2025. The decrease compared to the fourth quarter and the first quarter of 2025 was primarily due to discrete tax benefits related to the vesting of equity awards.

Financial Condition

Total assets were $2.58 billion as of March 31, 2026, compared to $2.57 billion as of December 31, 2025, and $2.32 billion at March 31, 2025. Cash and cash equivalents were $149.0 million on March 31, 2026, compared to $154.6 million on December 31, 2025, and $125.0 million on March 31, 2025.

Loans, net of deferred fees, on March 31, 2026, totaled $2.17 billion, an increase of $24.4 million, or 5% annualized, from December 31, 2025, and an increase of $331.7 million, or 18%, from March 31, 2025. The increase in loans during the first quarter of 2026 included an increase of $26.4 million in non-owner-occupied real estate loans, partially offset by a decrease of $8.8 million in commercial and industrial loans.

The allowance for credit losses on loans was $20.9 million on March 31, 2026, a decrease of $1.3 million from December 31, 2025, and an increase of $2.2 million compared to March 31, 2025. The allowance for credit losses – loans and unfunded commitments to total loans was 1.07% on March 31, 2026, compared to 1.15% on December 31, 2025 and 1.14% as of March 31, 2025. Non-performing loans to total loans was 0.75% at March 31, 2026, down 39 basis points compared to December 31, 2025 and up 68 basis points from March 31, 2025. The decrease in the first quarter of 2026 was primarily due to the payoff of a $3.1 million well-collateralized construction loan that was non-performing and the charge-off of two commercial and industrial loans totaling $3.2 million.

The available-for-sale securities portfolio totaled $210.6 million as of March 31, 2026, compared to $218.2 million at December 31, 2025, and $296.6 million as of March 31, 2025. The net unrealized loss for the available-for-sale portfolio totaled $1.8 million as of March 31, 2026, compared to $328 thousand at December 31, 2025 and $65.6 million as of March 31, 2025.

Deposits were $2.2 billion on March 31, 2026, an increase of $13.2 million, or 2% annualized, from December 31, 2025, and an increase of $269.8 million, or 14% from March 31, 2025. The change in deposits during the first quarter of 2026 included a $38.5 million increase in non-reciprocal brokered deposits and an increase of $20.1 million in non-interest-bearing demand deposits, partially offset by decreases of $33.1 million in interest-bearing checking deposits and $13.1 million in money market and savings deposits. Quarterly average deposits for the first quarter of 2026 were $2.15 billion, an increase of $15.2 million from the fourth quarter of 2025, and an increase of $265.1 million from the first quarter of 2025. Average non-interest-bearing demand deposits increased $7.4 million compared to the fourth quarter of 2025 and $128.3 million compared to the first quarter of 2025.

Short-term borrowings outstanding at March 31, 2026 were $55.0 million, compared to $60.0 million at December 31, 2025, and $155.0 million at March 31, 2025.

Book value per share was $26.33 on March 31, 2026, an increase of $0.67 compared to December 31, 2025, and an increase of $1.48 compared to March 31, 2025. Total shareholders’ equity was $288.4 million on March 31, 2026, an increase of $7.5 million compared to December 31, 2025, and an increase of $91.8 million from March 31, 2025. During the first quarter of 2026, we repurchased 25,000 shares of our common stock for $693 thousand and an average price of $27.69 per share as part of our share repurchase program.

Other Information

The Company will host a conference call on April 28, 2026, at 11:00 a.m. (Eastern Time) / 8:00 a.m. (Pacific Time) to discuss the earnings results for the first quarter of 2026. Investors may call in by dialing (800) 715-9871 within the US and +1(646) 307-1963 for all other locations (Conference ID: 1715743). Participants may also pre-register for the conference by navigating to https://events.q4inc.com/attendee/983702195.

Alternatively, individuals may listen to a live webcast of the presentation by visiting the link on the Company's website at www.avidbank.com under About Us, Investor Relations. An audio replay of the live webcast is expected to be available by the evening of April 28, 2026, through the Investor Relations section of the Company's website. The recording will be available for one year from the day of posting. Information which may be discussed on the conference call is provided in an earnings supplement presentation available on the Company’s website and furnished with the SEC and available at www.sec.gov.

About Avidbank Holdings

Avidbank Holdings, Inc. (NASDAQ: AVBH), headquartered in San Jose, California, offers innovative financial solutions and services. We specialize in commercial & industrial lending, venture lending, structured finance, asset-based lending, sponsor finance, fund finance, and real estate construction and commercial real estate lending. Avidbank provides a different approach to banking. We do what we say.

Avidbank Holdings, Inc. First Quarter 2026 Financial Results Press Release

Non-GAAP Financial Measures

This press release includes financial information prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). This press release also includes non-GAAP financial information, which should be considered supplemental to, not a substitute for, or superior to, the financial measure calculated in accordance with GAAP. Management has presented these non-GAAP financial measures because we believe that these measures provide useful information to management and investors that is supplementary to our financial condition, results of operations and cash flows computed in accordance with GAAP. Management believes that adjusted net income, adjusted diluted earnings per share, adjusted return on average assets, adjusted return on average equity, adjusted efficiency ratio and taxable equivalent net interest income are reasonable measures to understand the Company’s core operating performance and are important to many investors who are interested in understanding our profitability prospects from our core operations.

However, we acknowledge that our non-GAAP financial measures have a number of limitations. As such, you should not view these disclosures as a substitute for results determined in accordance with GAAP, and they are not necessarily comparable to non-GAAP financial measures that other banking companies use. Other banking companies may use names similar to those we use for the non-GAAP financial measures we disclose but may calculate them differently. You should understand how we and other companies each calculate their non-GAAP financial measures when making comparisons. For a description of the non-GAAP financial information included herein and reconciliations to the most directly comparable GAAP measure, see the "Non-GAAP Performance and Financial Measures Reconciliation" table.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of U.S. federal securities laws, which involve risks and uncertainties. You should not place undue reliance on forward-looking statements because they are subject to numerous uncertainties and factors relating to our operations and business, all of which are difficult to predict and many of which are beyond our control. All statements, other than statements of historical fact, are forward-looking statements. Forward-looking statements include statements concerning our possible or assumed financial condition, results of operations, including descriptions of our business plans, strategy and expectations, capital and financing needs and liquidity and regulatory and competitive outlook. These forward-looking statements are generally identified by the use of forward-looking terminology, including the terms “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and, in each case, their negative or other variations or comparable terminology and expressions. The results, events and circumstances reflected in the forward-looking statements may not be achieved or occur, and actual results, events, or circumstances could differ materially from those described in the forward-looking statements. We caution that the forward-looking information and statements are based largely on our expectations and are subject to a number of known and unknown risks and uncertainties that are subject to change based on factors which are, in many instances, beyond our control. Such forward-looking statements are based on various assumptions (some of which may be beyond our control) and are subject to risks and uncertainties, which change over time, and other factors which could cause actual results to differ materially from those currently anticipated. Such risks and uncertainties include, but are not limited to: uncertain market conditions and economic trends nationally, regionally and particularly in the Bay Area and California; economic conditions affecting the venture capital and private equity industries, including any decline in overall portfolio company investment, merger and acquisition activity and other liquidity events affecting venture and private equity fund and their portfolio companies; risks related to the concentration of our business in California, and specifically within the Bay Area, including risks associated with any downturn in the real estate sector; incurrence of losses in connection with the repositioning of our available-for-sale securities portfolio utilizing the proceeds from our recently completed public offering; the effects of a prolonged government shutdown; the occurrence of significant natural disasters, including fires and earthquakes, geopolitical events, and acts of war or terrorism; our ability to conduct our business could be disrupted by natural or man-made disasters, including the effects of pandemic viruses; changes in market interest rates that affect the pricing of our loans and deposits and our net interest income; risks related to our strategic focus on lending to small to medium-sized businesses; the sufficiency of the assumptions and estimates we make in establishing reserves for potential loan losses and the value of loan collateral and securities; our ability to attract and retain executive officers and key employees and their client and community relationships; adverse changes in the financial performance and/or condition of our borrowers and, as a result, increased loan delinquency rates, deterioration in asset quality and losses in our loan portfolio; the costs of effects and results of legal and regulatory developments, including legal proceedings and lawsuits we are or may become subject to; the results of regulatory examinations or reviews and the effect of and our ability to comply with, any regulations or regulatory orders or actions we are or may become subject to; our level of non-performing assets and the costs associated with resolving problem loans; our ability to maintain adequate liquidity and to raise necessary capital to fund our growth strategy and operations or to meet increased minimum regulatory capital levels; the effects of increased competition from a wide variety of local, regional, national and other providers of financial services; technological changes and developments; negative trends in our market capitalization and adverse changes in the price of our common stock; risks associated with unauthorized access, cyber-crime and other threats to data security; the effects of any strategic transactions we may make or evaluate, and the costs associated with any potential or actual strategic transaction; our ability to comply with various governmental and regulatory requirements applicable to financial institutions, including supervisory actions by federal and state banking agencies; the impact of recent and future legislative and regulatory changes, including changes in banking, accounting, securities and tax laws and regulations and their application by our regulators, and economic stimulus programs; governmental monetary and fiscal policies, including the policies of the Federal Reserve and policies related to tariffs; our ability to implement, maintain and improve effective internal controls; our use of the net proceeds from our recent public offering; and our success at managing any of the risks involved any of the foregoing items. Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the Company's filings with the SEC, including the Company’s most recent annual report on Form 10-K and quarterly reports on Form 10-Q under the heading “Risk Factors” therein and available at the SEC’s Internet site www.sec.gov. The foregoing factors should not be considered exhaustive. New risks and uncertainties may emerge from time to time, and it is not possible for us to predict their occurrence or how they will affect us. If one or more of the factors affecting our forward-looking information and statements proves incorrect, then our actual results, performance or achievements could differ materially from those expressed in, or implied by, forward-looking information. Therefore, we caution you not to place undue reliance on our forward-looking information and statements. We disclaim any duty to revise or update the forward-looking statements, whether written or oral, to reflect actual results or changes in the factors affecting the forward-looking statements, except as specifically required by law.

Contact:

Patrick Oakes

Executive Vice President and Chief Financial Officer

408-200-7390

IR@avidbank.com

AVIDBANK HOLDINGS, INC.
Selected Financial Data (Unaudited)

	For the Three Months Ended
	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
(In thousands, except share and per share amounts)	2026	2025	2025	2025	2025
INCOME HIGHLIGHTS
Net income / (loss)	$9,021	$6,949	$(37,735)	$5,797	$5,436
Net income – adjusted (2)	9,021	6,949	6,707	5,797	5,436
PER SHARE DATA
Basic earnings / (loss) per share	$0.85	$0.66	$(4.12)	$0.77	$0.73
Diluted earnings / (loss) per share	0.84	0.65	(4.12)	0.75	0.71
Diluted earnings per share – adjusted (2)	0.84	0.65	0.72	0.75	0.71
Book value per share	26.33	25.66	25.00	25.80	24.85
PERFORMANCE MEASURES
Return on average assets (1)	1.46%	1.12%	(6.35)%	1.00%	0.96%
Return on average assets – adjusted (1) (2)	1.46%	1.12%	1.13%	1.00%	0.96%
Return on average equity (1)	12.74%	9.90%	(63.19)%	11.59%	11.49%
Return on average equity – adjusted (1) (2)	12.74%	9.90%	11.23%	11.59%	11.49%
Net interest margin (1)	4.38%	4.13%	3.90%	3.60%	3.52%
Efficiency ratio	50.35%	51.72%	(35.28)%	57.77%	62.57%
Efficiency ratio – adjusted (2)	50.35%	51.72%	55.72%	57.77%	62.57%
Average loans to average deposits	99.98%	94.78%	94.14%	95.69%	98.55%
CAPITAL
Tier 1 leverage ratio (3)	11.39%	11.23%	11.14%	10.53%	10.39%
Common equity tier 1 capital ratio (3)	11.39%	11.05%	11.68%	11.02%	11.10%
Tier 1 risk-based capital ratio (3)	11.39%	11.05%	11.68%	11.02%	11.10%
Total risk-based capital ratio (3)	12.85%	12.57%	13.48%	12.76%	12.86%
Common equity ratio	11.18%	10.93%	11.56%	8.55%	8.48%
SHARES OUTSTANDING
Number of common shares outstanding	10,955,167	10,947,967	10,925,102	7,923,946	7,912,184
Average common shares outstanding – basic	10,600,902	10,579,753	9,168,707	7,534,264	7,488,051
Average common shares outstanding – diluted	10,773,884	10,754,488	9,168,707	7,686,385	7,682,884
Average common shares outstanding – diluted – adjusted (2)	10,773,884	10,754,488	9,353,444	7,686,385	7,682,884
ASSET QUALITY
Total allowance for credit losses-loans and unfunded commitments to total loans	1.07%	1.15%	1.19%	1.15%	1.14%
Non-performing assets to total assets	0.63%	0.95%	0.12%	0.06%	0.06%
Non-performing loans to total loans	0.75%	1.14%	0.14%	0.07%	0.07%
Net charge-offs to average loans (1)	0.52%	0.30%	(0.01)%	0.00%	(0.01)%
AVERAGE BALANCES
Loans, net of deferred fees	$2,150,688	$2,024,325	$1,924,537	$1,887,263	$1,858,716
Debt securities available-for-sale	216,507	196,462	181,154	293,640	296,422
Total assets	2,504,616	2,459,110	2,357,158	2,322,264	2,289,935
Deposits	2,151,059	2,135,876	2,044,228	1,972,215	1,885,993
Shareholders' equity	287,191	278,382	236,903	200,608	191,891
PERIOD-END BALANCES
Loans, net of deferred fees	$2,172,846	$2,148,439	$1,958,585	$1,911,718	$1,841,187
Debt securities available-for-sale	210,583	218,160	173,588	292,808	296,617
Total assets	2,579,554	2,569,643	2,362,454	2,392,129	2,319,922
Deposits	2,199,319	2,186,073	2,049,158	2,002,781	1,929,488
Shareholders' equity	288,438	280,979	273,113	204,419	196,619

(1) Annualized for the periods presented.
(2) A non-GAAP performance measure. We provide detailed reconciliations in the "Non-GAAP Performance and Financial Measures Reconciliation" table.
(3) Ratios presented are for Avidbank Holdings, Inc. and are estimated for the three months ended March 31, 2026.

AVIDBANK HOLDINGS, INC.
Consolidated Statements of Financial Condition (Unaudited)

	March 31,	December 31,	September 30,	June 30,	March 31,
(In thousands)	2026	2025	2025	2025	2025
Assets
Cash and due from financial institutions	$10,569	$7,942	$12,006	$2,800	$18,866
Due from Federal Reserve Bank and interest-bearing deposits in other financial institutions	138,473	146,627	165,313	127,123	106,135
Total cash and cash equivalents	149,042	154,569	177,319	129,923	125,001
Debt securities available-for-sale	210,583	218,160	173,588	292,808	296,617
Loans, net of deferred fees	2,172,846	2,148,439	1,958,585	1,911,718	1,841,187
Allowance for credit losses on loans	(20,938)	(22,261)	(21,025)	(19,624)	(18,722)
Loans, net of allowance for credit losses on loans	2,151,908	2,126,178	1,937,560	1,892,094	1,822,465
Cash surrender value of bank-owned life insurance policies	13,151	13,045	12,953	12,857	12,764
Premises and equipment, net	1,340	1,526	1,739	1,927	2,118
Accrued interest receivable and other assets	53,530	56,165	59,295	62,520	60,957
Total assets	$2,579,554	$2,569,643	$2,362,454	$2,392,129	$2,319,922

Liabilities and Shareholders' Equity
Deposits:
Non-interest-bearing	$577,101	$556,972	$471,770	$443,540	$419,823
Interest-bearing checking	1,036,178	1,069,272	1,069,344	1,087,621	965,467
Money market and savings	519,059	532,149	465,198	399,849	399,010
Time	28,521	27,680	42,846	46,770	58,273
Non-reciprocal brokered (1)	38,460	–	–	25,001	86,915
Total deposits	2,199,319	2,186,073	2,049,158	2,002,781	1,929,488
Short-term borrowings	55,000	60,000	–	145,000	155,000
Subordinated debentures, net	22,000	22,000	22,000	22,000	22,000
Accrued interest payable and other liabilities	14,797	20,591	18,183	17,929	16,815
Total liabilities	2,291,116	2,288,664	2,089,341	2,187,710	2,123,303

Shareholders' Equity
Common stock	169,474	169,990	169,342	107,608	106,839
Retained earnings	120,171	111,150	104,201	141,936	136,139
Accumulated other comprehensive loss, net of taxes	(1,207)	(161)	(430)	(45,125)	(46,359)
Total shareholders' equity	288,438	280,979	273,113	204,419	196,619
Total liabilities and shareholders' equity	$2,579,554	$2,569,643	$2,362,454	$2,392,129	$2,319,922

(1) FDIC regulations impose a general cap on reciprocal deposits that may be exempt from brokered deposits classification equal to 20% of the Bank’s total liabilities. As of March 31, 2026, December 31, 2025, September 30, 2025, June 30, 2025 and March 31, 2025, an additional $447.6 million, $475.4 million, $522.5 million, $495.4 million and $447.8 million of our deposits were considered brokered deposits by the FDIC due to being in excess of the general cap, respectively.

AVIDBANK HOLDINGS, INC.
Consolidated Statements of Operations (Unaudited)
	For the Three Months Ended
	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
(in thousands, except share and per share amounts)	2026	2025	2025	2025	2025
Interest and fees on loans	$35,429	$34,093	$33,880	$32,967	$31,885
Interest on debt securities	2,467	2,274	1,157	1,703	1,749
Federal Home Loan Bank dividends	426	185	184	181	185
Other interest income	716	1,775	2,033	793	706
Total interest income	39,038	38,327	37,254	35,644	34,525
Interest on deposits	11,899	12,887	13,776	13,669	12,827
Interest on short-term borrowings	240	6	385	1,242	1,911
Interest on subordinated debentures	399	421	443	443	435
Total interest expense	12,538	13,314	14,604	15,354	15,173
Net interest income	26,500	25,013	22,650	20,290	19,352
Provision for credit losses	1,445	2,838	1,355	925	–
Net interest income after provision for credit losses	25,055	22,175	21,295	19,365	19,352
Service charges and fees	821	797	779	840	762
Foreign exchange income	363	254	267	196	220
Bank-owned life insurance income	106	93	96	93	90
Warrant and success fee income	3	375	–	273	–
Other investment income	(22)	146	315	(23)	47
Net loss on sale of debt securities	–	–	(62,391)	–	–
Other income	196	102	82	159	52
Total non-interest income	1,467	1,767	(60,852)	1,538	1,171
Salaries and employee benefits	9,555	9,574	9,766	8,978	9,097
Legal and professional fees	1,188	890	591	715	511
Data processing	799	770	792	759	615
Occupancy and equipment	790	730	723	759	996
Regulatory assessments	566	521	445	420	544
Other operating expenses	1,184	1,366	1,162	978	1,079
Total non-interest expense	14,082	13,851	13,479	12,609	12,842
Income / (loss) before income taxes	12,440	10,091	(53,036)	8,294	7,681
Provision / (benefit) for income taxes	3,419	3,142	(15,301)	2,497	2,245
Net income / (loss)	$9,021	$6,949	$(37,735)	$5,797	$5,436

Basic earnings / (loss) per common share	$0.85	$0.66	$(4.12)	$0.77	$0.73
Diluted earnings / (loss) per common share	0.84	0.65	(4.12)	0.75	0.71

Weighted average shares – basic	10,600,902	10,579,753	9,168,707	7,534,264	7,488,051
Weighted average shares – diluted	10,773,884	10,754,488	9,168,707	7,686,385	7,682,884

AVIDBANK HOLDINGS, INC.
Average Balance Sheets and Net Interest Margin Analysis (Unaudited)

	For the Three Months Ended
	March 31, 2026			December 31, 2025
		Interest	Yields		Interest	Yields
	Average	Income/	or	Average	Income/	or
(In thousands)	Balance	Expense	Rates (6)	Balance	Expense	Rates (6)
Assets
Interest-earning assets:
Loans, net of deferred fees (1)	$2,150,688	$35,429	6.68%	$2,024,325	$34,093	6.68%
Interest-bearing deposits	78,859	716	3.68%	175,590	1,775	4.01%
Debt securities
Taxable debt securities	213,820	2,437	4.62%	193,816	2,244	4.59%
Non-taxable debt securities (2)	2,687	38	5.74%	2,646	38	5.70%
Total debt securities	216,507	2,475	4.64%	196,462	2,282	4.61%
FHLB stock (5)	8,409	426	20.55%	8,409	185	8.73%
Total interest-earning assets	2,454,463	39,046	6.45%	2,404,786	38,335	6.32%
Non-interest-earning assets:
Cash and due from financial institutions	13,058			13,506
All other assets (3)	37,095			40,818
Total assets	$2,504,616			$2,459,110
Liabilities and Shareholders' Equity
Interest-bearing liabilities:
Interest-bearing demand deposits	$1,067,528	$8,260	3.14%	$1,088,413	$9,186	3.35%
Money market and savings	517,342	3,389	2.66%	489,587	3,449	2.79%
Time deposits	27,589	207	3.04%	31,266	252	3.20%
Non-reciprocal brokered deposits	4,567	43	3.82%	–	–	0.00%
Total interest-bearing deposits	1,617,026	11,899	2.98%	1,609,266	12,887	3.18%
Short-term borrowings	25,500	240	3.82%	652	6	3.65%
Subordinated debt	21,997	399	7.36%	22,000	421	7.59%
Total interest-bearing liabilities	1,664,523	12,538	3.05%	1,631,918	13,314	3.24%
Non-interest-bearing liabilities:
Demand deposits	534,033			526,610
Accrued expenses and other liabilities	18,869			22,200
Shareholders' equity	287,191			278,382
Total liabilities and shareholders' equity	$2,504,616			$2,459,110

Net interest spread			3.40%			3.08%
Net interest income and margin (4)		$26,508	4.38%		$25,021	4.13%
Non-taxable equivalent net interest margin			4.38%			4.13%
Cost of deposits	$2,151,059	$11,899	2.24%	$2,135,876	$12,887	2.39%

(1) Non-performing loans are included in average loan balances. No adjustment has been made for these loans in the calculation of yields. Interest income on loans includes net amortization of deferred fees / (costs) of $252 thousand and $353 thousand, for the three months ended March 31, 2026 and December 31, 2025, respectively.

(2) Interest income on tax-exempt securities has been increased to reflect comparable interest on taxable securities. The rate used was 21%, reflecting the statutory federal income tax rate.
(3) Including average allowance for credit losses on loans of $21.9 million and $21.8 million, respectively.
(4) Net interest margin is net interest income divided by total interest-earning assets.
(5) Includes a special FHLB dividend totaling $241 thousand for the three months ended March 31, 2026. Yield is annualized for the periods presented.
(6) Annualized for the periods presented.

AVIDBANK HOLDINGS, INC.
Average Balance Sheets and Net Interest Margin Analysis (Unaudited)

	For the Three Months Ended
	March 31, 2026			March 31, 2025
		Interest	Yields		Interest	Yields
	Average	Income/	or	Average	Income/	or
(In thousands)	Balance	Expense	Rates (6)	Balance	Expense	Rates (6)
Assets
Interest-earning assets:
Loans, net of deferred fees (1)	$2,150,688	$35,429	6.68%	$1,858,716	$31,885	6.96%
Interest-bearing deposits	78,859	716	3.68%	64,376	706	4.45%
Debt securities
Taxable debt securities	213,820	2,437	4.62%	293,736	1,718	2.37%
Non-taxable debt securities (2)	2,687	38	5.74%	2,686	39	5.89%
Total debt securities	216,507	2,475	4.64%	296,422	1,757	2.40%
FHLB stock (5)	8,409	426	20.55%	8,409	185	8.92%
Total interest-earning assets	2,454,463	39,046	6.45%	2,227,923	34,533	6.29%
Non-interest-earning assets:
Cash and due from financial institutions	13,058			12,851
All other assets (3)	37,095			49,161
Total assets	$2,504,616			$2,289,935
Liabilities and Shareholders' Equity
Interest-bearing liabilities:
Interest-bearing demand deposits	$1,067,528	$8,260	3.14%	$956,994	$8,530	3.61%
Money market and savings	517,342	3,389	2.66%	385,434	2,871	3.02%
Time deposits	27,589	207	3.04%	60,282	558	3.75%
Non-reciprocal brokered deposits	4,567	43	3.82%	77,537	868	4.54%
Total interest-bearing deposits	1,617,026	11,899	2.98%	1,480,247	12,827	3.51%
Short-term borrowings	25,500	240	3.82%	170,111	1,911	4.56%
Subordinated debt	21,997	399	7.36%	22,000	435	8.02%
Total interest-bearing liabilities	1,664,523	12,538	3.05%	1,672,358	15,173	3.68%
Non-interest-bearing liabilities:
Demand deposits	534,033			405,746
Accrued expenses and other liabilities	18,869			19,940
Shareholders' equity	287,191			191,891
Total liabilities and shareholders' equity	$2,504,616			$2,289,935

Net interest spread			3.40%			2.61%
Net interest income and margin (4)		$26,508	4.38%		$19,360	3.52%
Non-taxable equivalent net interest margin			4.38%			3.52%
Cost of deposits	$2,151,059	$11,899	2.24%	$1,885,993	$12,827	2.76%

(1) Non-performing loans are included in average loan balances. No adjustment has been made for these loans in the calculation of yields. Interest income on loans includes net amortization of deferred fees / (costs) of $252 thousand and $496 thousand, for the three months ended March 31, 2026 and March 31, 2025, respectively.

(2) Interest income on tax-exempt securities has been increased to reflect comparable interest on taxable securities. The rate used was 21%, reflecting the statutory federal income tax rate.
(3) Including average allowance for credit losses on loans of $21.9 million and $18.8 million, respectively.

(4) Net interest margin is net interest income divided by total interest-earning assets.

(5) Includes a special FHLB dividend totaling $241 thousand for the three months ended March 31, 2026. Yield is annualized for the periods presented.

(6) Annualized for the periods presented.

AVIDBANK HOLDINGS, INC.
Asset Quality Data (Unaudited)

	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
(In thousands)	2026	2025	2025	2025	2025
Allowance for Credit Losses on Loans
Balance, beginning of period	$22,261	$21,025	$19,624	$18,722	$18,679
Provision for credit losses on loans	1,433	2,759	1,364	891	–
Charge-offs	(3,171)	(1,523)	–	–	–
Recoveries	415	–	37	11	43
Balance, end of period	$20,938	$22,261	$21,025	$19,624	$18,722
Allowance for Credit Losses on Unfunded Commitments
Balance, beginning of period	$2,351	$2,272	$2,281	$2,247	$2,247
Provision for unfunded commitments	12	79	(9)	34	–
Balance, end of period	$2,363	$2,351	$2,272	$2,281	$2,247
Total allowance for credit losses - loans and unfunded commitments	$23,301	$24,612	$23,297	$21,905	$20,969
Provision for credit losses
Provision for credit losses on loans	$1,433	$2,759	$1,364	$891	$–
Provision for unfunded commitments	12	79	(9)	34	–
Total provision for credit losses	$1,445	$2,838	$1,355	$925	$–
Non-Performing Assets
Loans accounted for on a non-accrual basis	$16,323	$24,502	$2,761	$1,352	$1,360
Loans past due 90 days or more and still accruing	–	–	–	–	–
Non-performing loans	16,323	24,502	2,761	1,352	1,360
Other real estate owned	–	–	–	–	–
Non-performing assets	$16,323	$24,502	$2,761	$1,352	$1,360
Non-Performing Loans by Type
Commercial and industrial	$–	$5,088	$2,761	$1,352	$1,360
Construction and land	16,323	19,414	–	–	–
Total non-performing loans	$16,323	$24,502	$2,761	$1,352	$1,360

Asset Quality Ratios
Allowance for credit losses on loans to total loans	0.96%	1.04%	1.07%	1.03%	1.02%
Total allowance for credit losses-loans and unfunded commitments to total loans	1.07%	1.15%	1.19%	1.15%	1.14%
Allowance for credit losses on loans to non-performing loans	128.27%	90.85%	761.50%	1451.48%	1376.62%
Non-performing assets to total assets	0.63%	0.95%	0.12%	0.06%	0.06%
Non-performing loans to total loans	0.75%	1.14%	0.14%	0.07%	0.07%
Net charge-offs to average loans (1)	0.52%	0.30%	(0.01)%	0.00%	(0.01)%
Criticized loans to total loans	1.57%	0.50%	1.48%	1.87%	1.43%
Classified loans to total loans	0.92%	1.22%	0.44%	0.38%	0.20%

(1) Annualized for the periods presented.

AVIDBANK HOLDINGS, INC.
Loans and Deposits (Unaudited)

						Current	Year
	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,	Quarter	Over Year
(In thousands)	2026	2025	2025	2025	2025	Change	Change
Loans
Commercial and industrial loans	$1,040,684	$1,049,530	$871,524	$855,049	$803,920	$(8,846)	$236,764
Commercial real estate
Multi-family	268,057	265,105	249,802	241,399	227,003	2,952	41,054
Owner-Occupied	164,191	165,130	176,171	168,393	142,764	(939)	21,427
Non-Owner-Occupied	450,503	424,107	412,623	407,955	405,788	26,396	44,715
Construction and land	200,272	196,243	209,750	204,973	226,641	4,029	(26,369)
Residential	48,726	45,669	36,399	31,560	32,985	3,057	15,741
Total real estate loans	1,131,749	1,096,254	1,084,745	1,054,280	1,035,181	35,495	96,568
Consumer loans	413	2,655	2,316	2,389	2,086	(2,242)	(1,673)
Total loans, net of deferred fees	$2,172,846	$2,148,439	$1,958,585	$1,911,718	$1,841,187	$24,407	$331,659

Deposits
Non-interest-bearing demand	$577,101	$556,972	$471,770	$443,540	$419,823	$20,129	$157,278
Interest-bearing checking	1,036,178	1,069,272	1,069,344	1,087,621	965,467	(33,094)	70,711
Money market and savings	519,059	532,149	465,198	399,849	399,010	(13,090)	120,049
Time	28,521	27,680	42,846	46,770	58,273	841	(29,752)
Non-reciprocal brokered (1)	38,460	–	–	25,001	86,915	38,460	(48,455)
Total deposits	$2,199,319	$2,186,073	$2,049,158	$2,002,781	$1,929,488	$13,246	$269,831

Average Deposits
Non-interest-bearing demand	$534,033	$526,610	$482,849	$425,154	$405,746	$7,423	$128,287
Interest-bearing checking	1,067,528	1,088,413	1,074,064	1,038,372	956,994	(20,885)	110,534
Money market and savings	517,342	489,587	433,135	398,438	385,434	27,755	131,908
Time	27,589	31,266	43,897	47,398	60,282	(3,677)	(32,693)
Non-reciprocal brokered	4,567	–	10,283	62,853	77,537	4,567	(72,970)
Total deposits	$2,151,059	$2,135,876	$2,044,228	$1,972,215	$1,885,993	$15,183	$265,066

(1) FDIC regulations impose a general cap on reciprocal deposits that may be exempt from brokered deposits classification equal to 20% of the Bank’s total liabilities. As of March 31, 2026, December 31, 2025, September 30, 2025, June 30, 2025, and March 31, 2025, an additional $447.6 million, $475.4 million, $522.5 million, $495.4 million, and $447.8 million of our deposits were considered brokered deposits by the FDIC due to being in excess of the general cap, respectively.

AVIDBANK HOLDINGS, INC.
Non-GAAP Performance and Financial Measures Reconciliation (Unaudited)

Management believes that adjusted net income, adjusted diluted earnings per share, adjusted return on average assets, adjusted return on average equity, adjusted efficiency ratio and taxable equivalent net interest income are reasonable measures to understand the Company’s core operating performance and are important to many investors who are interested in understanding our profitability prospects from our core operations. In addition, management reviews yields on certain asset categories and the net interest margin of the Company on a fully taxable equivalent basis. The non-GAAP taxable equivalent net interest income adjustment facilitates performance comparisons between taxable and tax-free assets by increasing the tax-free income by an amount equivalent to the Federal income taxes that would have been paid if this income were taxable at the Company's 21% Federal statutory rate.

	For the Three Months Ended
	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
(In thousands)	2026	2025	2025	2025	2025
Non-GAAP adjusted net income reconciliation
Net income / (loss) – GAAP	$9,021	$6,949	$(37,735)	$5,797	$5,436
Loss on sale of securities	–	–	62,391	–	–
Tax impact of loss on sale of securities	–	–	(17,949)	–	–
Net income – adjusted (non-GAAP)	$9,021	$6,949	$6,707	$5,797	$5,436

Non-GAAP adjusted diluted earnings per share reconciliation
Diluted earnings / (loss) per share – GAAP	$0.84	$0.65	$(4.12)	$0.75	$0.71
Loss on sale of securities, net of income tax	–	–	4.84	–	–
Diluted earnings per share – adjusted (non-GAAP)	$0.84	$0.65	$0.72	$0.75	$0.71
Average common shares – diluted – adjusted	10,773,884	10,754,488	9,353,444	7,686,385	7,682,884

Non-GAAP adjusted return on average assets reconciliation
Net income / (loss) – GAAP	$9,021	$6,949	$(37,735)	$5,797	$5,436
Average total assets	2,504,616	2,459,110	2,357,158	2,322,264	2,289,935
Return on average assets – GAAP (1)	1.46%	1.12%	(6.35)%	1.00%	0.96%

Net income – adjusted (non-GAAP)	$9,021	$6,949	$6,707	$5,797	$5,436
Average total assets	2,504,616	2,459,110	2,357,158	2,322,264	2,289,935
Return on average assets – adjusted (non-GAAP) (1)	1.46%	1.12%	1.13%	1.00%	0.96%

Non-GAAP adjusted return on average equity reconciliation
Net income / (loss) – GAAP	$9,021	$6,949	$(37,735)	$5,797	$5,436
Average total equity	287,191	278,382	236,903	200,608	191,891
Return on average equity – GAAP (1)	12.74%	9.90%	(63.19)%	11.59%	11.49%

Net income – adjusted (non-GAAP)	$9,021	$6,949	$6,707	$5,797	$5,436
Average total equity	287,191	278,382	236,903	200,608	191,891
Return on average equity – adjusted (non-GAAP) (1)	12.74%	9.90%	11.23%	11.59%	11.49%

Non-GAAP adjusted efficiency ratio reconciliation
Non-interest expense	$14,082	$13,851	$13,479	$12,609	$12,842
Net interest income	26,500	25,013	22,650	20,290	19,352
Non-interest income	1,467	1,767	(60,852)	1,538	1,171
Efficiency ratio – GAAP	50.35%	51.72%	(35.28)%	57.77%	62.57%

Non-interest expense	$14,082	$13,851	$13,479	$12,609	$12,842
Net interest income	26,500	25,013	22,650	20,290	19,352
Non-interest income	1,467	1,767	(60,852)	1,538	1,171
Loss on sale of securities	–	–	62,391	–	–
Non-interest income – adjusted	1,467	1,767	1,539	1,538	1,171
Efficiency ratio – adjusted (non-GAAP)	50.35%	51.72%	55.72%	57.77%	62.57%

Non-GAAP taxable equivalent net interest income reconciliation
Net interest income – GAAP	$26,500	$25,013	$22,650	$20,290	$19,352
Taxable equivalent adjustment	8	8	8	8	8
Net interest income – taxable equivalent (non-GAAP)	$26,508	$25,021	$22,658	$20,298	$19,360

(1)	Annualized for the periods presented.